The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Subject to Completion, Pricing Supplement dated September 11, 2002

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 14 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                      Dated           , 2002
                                                                 Rule 424(b)(3)

                                  $
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                              -------------------

                          8% SPARQS due March 30, 2004
                          Mandatorily Exchangeable for
             Shares of Class A Common Stock of BROADCOM CORPORATION

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(SM)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Broadcom Class A common stock, subject to our right to call the
SPARQS for cash at any time beginning October    , 2003.

o    The principal amount and issue price of each SPARQS is $        , which is
     equal to the closing price of Broadcom Class A common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 8% interest (equivalent to $         per year) on the
     $         principal amount of each SPARQS. Interest will be paid
     quarterly, beginning December 30, 2002.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Broadcom Class A common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Broadcom Corporation. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Broadcom Class A common stock.

o    Beginning October    , 2003, we have the right to call all of the SPARQS
     at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of     % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Broadcom Class A common stock. You will not have the right to exchange your SPARQS for Broadcom Class A common stock prior to maturity.

o Broadcom Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "BCQ" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                              -------------------

                            PRICE $       PER SPARQS

                              -------------------


                                            Price to      Agent's    Proceeds to
                                            Public(1)   Commissions   Company(1)
                                            ---------   -----------  -----------
Per SPARQS..............................        $           $             $
Total...................................        $           $             $

---------
(1)  Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $         per SPARQS (   % of the issue price).  In that case,
the Agent's commissions will be $         per SPARQS.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the Class A common stock of Broadcom Corporation, which we refer to as Broadcom Stock, subject to our right
to call the SPARQS for cash at any time on or after October    , 2003.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                   We, Morgan Stanley, are offering 8% Stock
costs $                       Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due March 30, 2004, Mandatorily
                              Exchangeable for Shares of Class A Common Stock
                              of Broadcom Corporation, which we refer to as the
                              SPARQS(SM). The principal amount and issue price
                              of each SPARQS is $        , which is equal to
                              the closing price of Broadcom Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Broadcom Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Broadcom
                              Stock. If at maturity (including upon an acceleration of the SPARQS) the market price of Broadcom Stock has declined from the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

8% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 8% of the principal amount per year, quarterly
                              on each March 30, June 30, September 30 and
                              December 30, beginning December 30, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Broadcom Stock. The
                              SPARQS will mature on March 30, 2004. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will
                              deliver to you at the scheduled maturity date a
                              number of shares of Broadcom Stock equal to the
                              exchange ratio for each $         principal
                              amount of SPARQS you hold. The initial exchange ratio is one share of Broadcom Stock per SPARQS, subject to adjustment for certain corporate events relating to Broadcom Corporation, which we refer to as Broadcom. You do not have the right to exchange your SPARQS for Broadcom Stock prior to maturity.

                              You can review the historical prices of Broadcom Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                              If a market disruption event occurs on March 19, 2004 and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we notify you of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning
                              October    , 2003, including at maturity, for the
                              cash call price, which will be calculated based
                              on the call date. The call price will be an
                              amount of cash per SPARQS that, together with all
                              of the interest paid on the SPARQS to and
                              including the call date, gives you a yield to
                              call of     % per annum on the issue price of
                              each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Broadcom Stock or an amount based upon the market price of Broadcom Stock.

                              The yield to call, and the call price for a
                              particular call date that the yield to call
                              implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of     % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on October    ,
                              2003, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date,
                              would be $         per SPARQS. If we were to call
                              the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                              maturity date), would be $         per SPARQS.

The yield to call on the      The yield to call on the SPARQS is     %, which
SPARQS is     %               means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be     %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular call date, the call
                              price will be an amount so that the yield to call
                              on the SPARQS to but excluding the call date will
                              be     % per annum.

The maturity date of the      The maturity date of the of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of the following
accelerated                   three events:

                                 o    a price event acceleration, which will
                                      occur if the product of the closing
                                      price of Broadcom Stock and the exchange ratio on any trading day is less than $2.00;

                                 o    a reorganization event acceleration,
                                      which will occur if Broadcom is subject
                                      to a reorganization event in which
                                      holders of Broadcom Stock receive only
                                      cash; and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of
                                      default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                                 o    If there is a price event acceleration,
                                      we will owe you (i) a number of shares
                                      of Broadcom Stock at the then current
                                      exchange ratio and (ii) accrued but
                                      unpaid interest to but excluding the
                                      date of acceleration plus an amount of
                                      cash determined by the Calculation Agent
                                      equal to the sum of the present values
                                      of the remaining scheduled payments of
                                      interest on the SPARQS (excluding such
                                      accrued but unpaid interest) discounted
                                      to the date of acceleration based on the
                                      interpolated U.S. dollar zero swap rate.
                                      You will not be entitled to receive the
                                      return of the $         principal amount
                                      of each SPARQS upon a price event
                                      acceleration.

                                 o    If there is a reorganization event
                                      acceleration, we will owe you the (i)
                                      lesser of (A) the product of (x) the
                                      amount of cash received per share of
                                      Broadcom Stock and (y) the then current
                                      exchange ratio and (B) the call price
                                      calculated as though the date of
                                      acceleration were the call date (but in
                                      no event less than the call price for
                                      the first call date) and (ii) accrued
                                      but unpaid interest to but excluding the date of acceleration.

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with the Morgan Stanley Call Right, we will owe you (i) lesser of (A) the product of (x) the market price of Broadcom Stock, as of the date of such acceleration and (B) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (y) the then current exchange ratio and (ii) accrued but unpaid interest to the date of acceleration.

                                      o    If we have already called the SPARQS
                                           in accordance with the Morgan
                                           Stanley Call Right, we will owe you
                                           (i) the call price and (ii) accrued
                                           but unpaid interest to the date of
                                           acceleration.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Broadcom
                              Stock and that we describe in the section of this pricing supplement called "Description of
                              SPARQS--Antidilution Adjustments."

No affiliation with           Broadcom is not an affiliate of ours and is not
Broadcom                      involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley and not of Broadcom.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Broadcom Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Broadcom Stock. In addition, you do not have the right to exchange your SPARQS for Broadcom Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes --               The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Broadcom Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the market price of Broadcom Stock at maturity (including upon an acceleration of the SPARQS) is less than the market price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Broadcom
                              Stock or, under some circumstances, cash with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS may be
potential may be limited      limited by our call right. The $         issue
by our call right             price of one SPARQS is equal to the market price
                              of one share of Broadcom Stock on the day we
                              offer the SPARQS for initial sale to the public.
                              If we exercise our call right, you will receive
                              the cash call price described under "Description
                              of SPARQS--Call Price" below and not Broadcom
                              Stock or an amount based upon the market price of
                              Broadcom Stock. The payment you will receive in
                              the event that we exercise our call right will
                              depend upon the call date and will be an amount
                              of cash per SPARQS that, together with all of the
                              interest paid on the SPARQS to and including the
                              call date, represents a yield to call of     %
                              per annum on the issue price of the SPARQS from
                              the date of issuance to but excluding the call
                              date. We may call the SPARQS at any time on or
                              after October    , 2003, including on the
                              maturity date. You should not expect to obtain a
                              total yield (including interest payments) of more
                              than     % per annum on the issue price of the
                              SPARQS to the date we exercise our call right.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although we will apply to list the
                              SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
influenced by many            control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Broadcom Stock on any day will affect the value
                              of the SPARQS more than any other single factor.
                              However, because we have the right to call the
                              SPARQS at any time beginning October    , 2003
                              for a call price that is not linked to the market price of Broadcom Stock, the SPARQS may trade differently from Broadcom Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Broadcom Stock

                              o    the dividend rate on Broadcom Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Broadcom Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Broadcom Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of
                              Broadcom Stock based on its historical
                              performance. The price of Broadcom Stock may
                              decrease so that you will receive at maturity an amount of Broadcom Stock or, under some circumstances, cash worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Broadcom Stock will increase so that you will receive at maturity an amount of Broadcom Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Broadcom Stock, and your yield to the call date (including all of the
                              interest paid on the SPARQS) will be     % per
                              annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Broadcom Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration, a
worth substantially less      reorganization event acceleration or an event of
than the principal amount     default acceleration. The amount payable to you
of the SPARQS                 if the maturity of the SPARQS is accelerated will
                              differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event
                              Acceleration," paragraph 5 under "Description of SPARQS--Antidilution Adjustments" and
                              "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         We are not affiliated with Broadcom. We or our
affiliated with Broadcom      affiliates may presently or from time to time
                              engage in business with Broadcom, including extending loans to, or making equity investments in, Broadcom or providing advisory services to Broadcom, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Broadcom. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control the actions of Broadcom, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Broadcom. These research reports may or may not recommend that investors buy or hold Broadcom Stock. Broadcom is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Broadcom.

You have no                   As an owner of SPARQS, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to Broadcom Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    amount payable at maturity for certain events
not cover every corporate     affecting Broadcom Stock, such as stock splits
event that can affect         and stock dividends, and certain other corporate
Broadcom Stock                actions involving Broadcom, such as mergers.
                              However, the calculation agent is not required to make an adjustment for every corporate event that can affect Broadcom Stock. For example, the calculation agent is not required to make any adjustments if Broadcom or anyone else makes a partial tender or partial exchange offer for Broadcom Stock. If an event occurs that does not require the calculation agent to adjust the amount of Broadcom Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the cash amount you will receive if we
and its affiliates may        call the SPARQS and what adjustments should be
influence determinations      made to the exchange ratio to reflect certain
                              corporate and other events. We expect that MS &
                              Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Broadcom Stock), including trading in Broadcom Stock as well as in other instruments related to Broadcom Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade Broadcom Stock and other financial instruments related to Broadcom Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Broadcom Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization  You should also consider the tax consequences of
of the SPARQS for federal     investing in the SPARQS. There is no direct legal
income tax purposes is        authority as to the proper tax treatment of the
uncertain, the material       SPARQS, and therefore significant aspects of the
federal income tax            tax treatment of the SPARQS are uncertain.
consequences of an            Pursuant to the terms of the SPARQS, Morgan
investment in the SPARQS      Stanley and you agree to treat a SPARQS as an
are uncertain                 investment unit consisting of (A) a terminable
                              forward contract and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation--General." The terminable forward contract (i) requires you
                              (subject to our call right) to purchase Broadcom
                              Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Broadcom Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 8% SPARQS due March 30, 2004, Mandatorily Exchangeable for Shares of Class A Common Stock of Broadcom Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Maturity Date.........................  March 30, 2004, subject to acceleration as described below in "--Price Event
                                        Acceleration," "--Antidilution
                                        Adjustments" and "--Alternate Exchange
                                        Calculation in case of an Event of
                                        Default," and subject to extension in
                                        accordance with the following paragraph
                                        in the event of a Market Disruption
                                        Event on March 19, 2004.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and we elect to call
                                        the SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.........................  8% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................  December 30, 2002, March 30, 2003, June
                                        30, 2003, September 30, 2003, December
                                        30, 2003 and the Maturity Date.

Record Date...........................  The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for
                                        any interest payment is the date on
                                        which purchase transactions in the
                                        SPARQS no longer carry the right to
                                        receive such interest payment.

Specified Currency....................  U.S. Dollars

Issue Price...........................  $         per SPARQS

Original Issue Date (Settlement Date).            , 2002

CUSIP.................................  61744Y256

Denominations.........................  $         and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or
                                        after October    , 2003 or on the
                                        Maturity Date, we may call the SPARQS,
                                        in whole but not in
                                        part, for the Call Price. If we call
                                        the SPARQS, the cash Call Price and any
                                        accrued but unpaid interest on the
                                        SPARQS will be delivered to you on the
                                        Call Date fixed by us and set forth in
                                        our notice of mandatory exchange, upon
                                        delivery of your SPARQS to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such cash to the
                                        Trustee for delivery to you.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................  March 19, 2004; provided that if March
                                        19, 2004 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Final Call Notice Date will be
                                        the immediately succeeding Trading Day
                                        on which no Market Disruption Event
                                        occurs.

Call Date.............................  The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to holders of SPARQS for
                                        mandatory exchange, which day may be
                                        any scheduled Trading Day on or after
                                        October    , 2003 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day).

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of     % per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on October    , 2003
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the scheduled Maturity
                                        Date:

                                        Call Date                    Call Price
                                        ---------                    ----------
                                        October    , 2003......... $
                                        December 30, 2003......... $
                                        March 30, 2004............ $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after October    , 2003 or on the
                                        Maturity Date.

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.........................  The Yield to Call on the SPARQS is
                                            %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be     %. The
                                        calculation
                                        of the Yield to Call takes into account
                                        the Issue Price of the SPARQS, the time
                                        to the Call Date, and the amount and
                                        timing of interest payments on the
                                        SPARQS, as well as the Call Price. If
                                        we call the SPARQS on any particular
                                        Call Date, the Call Price will be an
                                        amount so that the Yield to Call on the
                                        SPARQS to but excluding the Call Date
                                        will be     % per annum. See Annex A to
                                        this pricing supplement.

Exchange at the Maturity Date.........  Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $         principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Broadcom
                                        Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to the scheduled Maturity Date of
                                        the SPARQS, of the amount of Broadcom
                                        Stock to be delivered with respect to
                                        the $         principal amount of each
                                        SPARQS and (ii) deliver such shares of
                                        Broadcom Stock (and cash in respect of
                                        interest and any fractional shares of
                                        Broadcom Stock) to the Trustee for
                                        delivery to the holders on the
                                        scheduled Maturity Date.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Reorganization
                                        Event Acceleration (as defined under
                                        paragraph 5 under "--Antidilution
                                        Adjustments" below), or because of a
                                        Price Event Acceleration (as described
                                        under "--Price Event Acceleration"
                                        below) or because of an Event of
                                        Default Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        two Business Days after the date of
                                        acceleration.

Price Event Acceleration..............  If on any date prior to the third
                                        Business Day immediately preceding the
                                        Maturity Date the product of the Market
                                        Price per share of Broadcom Stock and
                                        the Exchange Ratio is less than $2.00,
                                        the Maturity Date of the SPARQS will be
                                        deemed to be accelerated to the third
                                        Business Day following such date (the
                                        "date of acceleration"). Upon such
                                        acceleration, you will receive per
                                        SPARQS on the date of acceleration:

                                            o    a number of shares of
                                                 Broadcom Stock at the then
                                                 current Exchange Ratio; and

                                            o    accrued but unpaid interest
                                                 to but excluding the date of
                                                 acceleration plus an amount
                                                 of cash as determined by the
                                                 Calculation Agent equal to
                                                 the sum of the present values
                                                 of the remaining scheduled
                                                 payments of interest on the
                                                 SPARQS (excluding any portion
                                                 of such payments of interest
                                                 accrued to the date of
                                                 acceleration) discounted to
                                                 the date of acceleration
                                                 based on the interpolated
                                                 U.S. dollar zero swap rate
                                                 from and including the date
                                                 of acceleration to but
                                                 excluding each applicable
                                                 payment date.

                                        Holders will not be entitled to receive
                                        the return of the $         principal
                                        amount of each SPARQS upon a Price
                                        Event Acceleration.

No Fractional Shares..................  Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Broadcom Stock due with respect to all
                                        of such SPARQS, as described above, but
                                        we will pay cash in lieu of delivering
                                        any fractional share of Broadcom Stock
                                        in an amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Broadcom Stock
                                        as determined by the Calculation Agent
                                        as of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events relating to Broadcom.
                                        See "--Antidilution Adjustments" below.

Market Price..........................  If Broadcom Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of
                                        Broadcom Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Broadcom
                                        Stock is listed or admitted to trading
                                        (which may be the Nasdaq National
                                        Market if it is then a national
                                        securities exchange) or (ii) if not
                                        listed or admitted to trading on any
                                        such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Broadcom Stock is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Broadcom Stock
                                        obtained from as many dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for the underwritten offering
   of SPARQS..........................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred- thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Broadcom Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Broadcom Stock.

                                        2. If Broadcom Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of Broadcom Stock)
                                        that is given ratably to all holders of
                                        shares of Broadcom Stock or (ii) to a
                                        distribution of Broadcom Stock as a
                                        result of the triggering of any
                                        provision of the corporate charter of
                                        Broadcom, then once the dividend has
                                        become effective and Broadcom Stock is
                                        trading ex-dividend, the Exchange Ratio
                                        will be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of
                                        shares issued with respect to one share
                                        of Broadcom Stock and (ii) the prior
                                        Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Broadcom Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Broadcom Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Broadcom
                                        Stock by an amount equal to at least
                                        10% of the Market Price of Broadcom
                                        Stock (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Broadcom Stock, the Exchange
                                        Ratio with respect to Broadcom Stock
                                        will be adjusted on the ex-dividend
                                        date with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Broadcom
                                        Stock will equal (i) in the case of
                                        cash dividends or other distributions
                                        that constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding non-
                                        Extraordinary Dividend for Broadcom
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Broadcom Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If Broadcom issues rights or
                                        warrants to all holders of Broadcom
                                        Stock to subscribe for or purchase
                                        Broadcom Stock at an exercise price per
                                        share less than the Market Price of
                                        Broadcom Stock on both (i) the date the
                                        exercise price of such rights or
                                        warrants is determined and (ii) the
                                        expiration date of such rights or
                                        warrants, and if the expiration date of
                                        such rights or warrants precedes the
                                        maturity of the SPARQS, then the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and a fraction, the numerator of
                                        which shall be the number of shares of
                                        Broadcom Stock outstanding immediately
                                        prior to the issuance of such rights or
                                        warrants plus the number of additional
                                        shares of Broadcom Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Broadcom Stock
                                        outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants plus the number
                                        of additional shares of Broadcom Stock
                                        which the aggregate offering price of
                                        the total number of shares of Broadcom
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Broadcom
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Broadcom, (ii)
                                        Broadcom or any surviving entity or
                                        subsequent surviving entity of Broadcom
                                        (an "Broadcom Successor") has been
                                        subject to a merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) any statutory exchange of
                                        securities of Broadcom or any Broadcom
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) Broadcom is
                                        liquidated, (v) Broadcom issues to all
                                        of its shareholders equity securities
                                        of an issuer other than Broadcom (other
                                        than in a transaction described in
                                        clause (ii), (iii) or (iv) above) (a
                                        "Spin-off Event") or (vi) a tender or
                                        exchange offer or going-private
                                        transaction is consummated for all the
                                        outstanding shares of Broadcom Stock
                                        (any such event in clauses (i) through
                                        (vi), a "Reorganization Event"), the
                                        method of determining the amount
                                        payable upon exchange at maturity for
                                        each SPARQS will be adjusted to provide
                                        that each holder of SPARQS will receive
                                        at maturity, in respect of the
                                        $         principal amount of each
                                        SPARQS, securities, cash or any other
                                        assets distributed to holders of
                                        Broadcom Stock in or as a result of any
                                        such Reorganization Event, including
                                        (i) in the case of the issuance of
                                        tracking stock, the reclassified share
                                        of Broadcom Stock, (ii) in the case of
                                        a Spin-off Event, the share of Broadcom
                                        Stock with respect to which the
                                        spun-off security was issued, and (iii)
                                        in the case of any other Reorganization
                                        Event where Broadcom Stock continues to
                                        be held by the holders receiving such
                                        distribution, the Broadcom Stock
                                        (collectively, the "Exchange
                                        Property"), in an amount with a value
                                        equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Broadcom Stock
                                        equal to the Exchange Ratio at the time
                                        of the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the Maturity Date of the SPARQS
                                        will be deemed to be accelerated (a
                                        "Reorganization Event Acceleration") to
                                        the date on which such cash is
                                        distributed to holders of Broadcom
                                        Stock (unless we exercise or have
                                        exercised the Morgan Stanley Call
                                        Right) and holders will receive for
                                        each SPARQS no later than the fifth
                                        Business Day immediately following the
                                        date of acceleration in lieu of any
                                        Broadcom Stock and as liquidated
                                        damages in full satisfaction of Morgan
                                        Stanley's obligations under the SPARQS
                                        the lesser of (i) the product of (x)
                                        the amount of cash received per share
                                        of Broadcom Stock and (y) the then
                                        current Exchange Ratio and (ii) the
                                        Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (but in no event less than the Call
                                        Price for the first Call Date), in each
                                        case plus accrued but unpaid interest
                                        to but excluding the date of
                                        acceleration. If Exchange Property
                                        consists of more than one type of
                                        property, holders of SPARQS will
                                        receive at maturity a pro rata share of
                                        each such type of Exchange Property. If
                                        Exchange Property includes a cash
                                        component, holders will not receive any
                                        interest accrued on such cash
                                        component. In the event Exchange
                                        Property consists of securities, those
                                        securities will, in turn, be subject to
                                        the antidilution adjustments set forth
                                        in paragraphs 1 through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going- private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraph 5 above, (i) references to
                                        "Broadcom Stock" under "--No Fractional
                                        Shares," "--Market Price" and "--Market
                                        Disruption Event" shall be deemed to
                                        also refer to any other security
                                        received by holders of Broadcom Stock
                                        in any such Reorganization Event, and
                                        (ii) all other references in this
                                        pricing supplement to "Broadcom Stock"
                                        shall be deemed to refer to the
                                        Exchange Property into which the SPARQS
                                        are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Broadcom Stock shall be deemed to refer
                                        to the applicable unit or units of such
                                        Exchange Property, unless the context
                                        otherwise requires.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Broadcom Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Broadcom Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described
                                        in paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Broadcom Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Broadcom Stock on the primary
                                            market for Broadcom Stock for more
                                            than two hours of trading or during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Broadcom Stock
                                            as a result of which the reported
                                            trading prices for Broadcom Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to
                                            Broadcom Stock, if available,
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in the
                                            applicable market, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Broadcom Stock by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (x) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Broadcom
                                        Stock and (5) a suspension, absence or
                                        material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to Broadcom Stock are traded
                                        will not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Broadcom Stock
                                        (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Broadcom Stock;
Public Information....................  Broadcom Corporation is a provider of integrated silicon solutions that
                                        enable broadband communications and
                                        networking of voice, video and data
                                        services. Broadcom Stock is registered
                                        under the Exchange Act. Companies with
                                        securities registered under the
                                        Exchange Act are required to file
                                        periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Broadcom pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-23993. In addition, information
                                        regarding Broadcom may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Broadcom Stock or other
                                        securities of Broadcom. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Broadcom
                                        from the publicly available documents
                                        described in the preceding
                                        paragraph. Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Broadcom in
                                        connection with the offering of the
                                        SPARQS. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents or any other
                                        publicly available information
                                        regarding Broadcom is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Broadcom Stock
                                        (and therefore the price of Broadcom
                                        Stock at the time we price the SPARQS)
                                        have been publicly disclosed.
                                        Subsequent disclosure of any such
                                        events or the disclosure of or failure
                                        to disclose material future events
                                        concerning Broadcom could affect the
                                        value received at maturity with respect
                                        to the SPARQS and therefore the trading
                                        prices of the SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Broadcom Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Broadcom, including extending
                                        loans to, or making equity investments
                                        in, Broadcom or providing advisory
                                        services to Broadcom, including merger
                                        and acquisition advisory services. In
                                        the course of such business, we and/or
                                        our affiliates may acquire non-public
                                        information with respect to Broadcom,
                                        and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to Broadcom. The statements in the
                                        preceding two sentences are not
                                        intended to affect the rights of
                                        holders of the SPARQS under the
                                        securities laws. As a prospective
                                        purchaser of SPARQS, you should
                                        undertake an independent investigation
                                        of Broadcom as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Broadcom Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Broadcom Stock during 1999, 2000, 2001
                                        and 2002 through September 11, 2002.
                                        The Market Price of Broadcom Stock on
                                        September 11, 2002 was $16.06. We
                                        obtained the Market Prices and other
                                        information below from Bloomberg
                                        Financial Markets, and we believe such
                                        information to be accurate. You should
                                        not take the historical prices of
                                        Broadcom Stock as an indication of
                                        future performance. The price of
                                        Broadcom Stock may decrease so that at
                                        maturity you will receive an amount of
                                        Broadcom Stock worth less than the
                                        principal amount of the SPARQS. We
                                        cannot give you any assurance that the
                                        price of Broadcom Stock will increase
                                        so that at maturity you will receive an
                                        amount of Broadcom Stock worth more
                                        than the principal amount of the
                                        SPARQS. To the extent that the Market
                                        Price at maturity of shares of Broadcom
                                        Stock at the Exchange Ratio is less
                                        than the Issue Price of the SPARQS and
                                        the shortfall is not offset
                                        by the coupon paid on the SPARQS, you
                                        will lose money on your investment.

                                                                             High       Low
                                                                           --------  --------
                                        (CUSIP 111320107)

                                        1999
                                        First Quarter....................  $  44.81  $  25.03
                                        Second Quarter...................     72.28     30.00
                                        Third Quarter....................     72.19     52.06
                                        Fourth Quarter...................    137.50     54.56
                                        2000
                                        First Quarter....................    246.00    114.94
                                        Second Quarter...................    219.06    118.38
                                        Third Quarter....................    273.63    213.06
                                        Fourth Quarter...................    251.75     77.50
                                        2001
                                        First Quarter....................    133.44     28.90
                                        Second Quarter ..................     48.36     21.75
                                        Third Quarter ...................     47.71     20.00
                                        Fourth Quarter...................     49.99     18.77
                                        2002
                                        First Quarter....................     51.43     30.65
                                        Second Quarter...................     38.76     17.54
                                        Third Quarter
                                          (through September 11, 2002)...     22.29     15.21

                                        Historical prices have been adjusted
                                        for two 2-for-1 stock splits, which
                                        became effective in the first quarter
                                        of 1999 and the first quarter of 2000,
                                        respectively.

                                        Broadcom has not paid cash dividends on
                                        Broadcom Stock to date. We make no
                                        representation as to the amount of
                                        dividends, if any, that Broadcom will
                                        pay in the future. In any event, as a
                                        holder of the SPARQS, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on Broadcom Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the SPARQS by taking positions in
                                        Broadcom Stock, in options contracts on
                                        Broadcom Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. In the
                                        event that we pursue such a hedging
                                        strategy, the price at which we are
                                        able to purchase such positions may be
                                        a factor in determining the pricing of
                                        the SPARQS. Purchase activity could
                                        potentially increase the price of
                                        Broadcom Stock, and therefore
                                        effectively increase the level at which
                                        Broadcom Stock must trade before you
                                        would receive at maturity an amount of
                                        Broadcom Stock worth as much as or more
                                        than the principal amount of the
                                        SPARQS. Although we have no reason to
                                        believe
                                        that our hedging activity will have a
                                        material impact on the price of
                                        Broadcom Stock, we cannot give any
                                        assurance that we will not affect such
                                        price as a result of our hedging
                                        activities. Through our subsidiaries,
                                        we are likely to modify our hedge
                                        position throughout the life of the
                                        SPARQS by purchasing and selling
                                        Broadcom Stock, options contracts on
                                        Broadcom Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date; provided that the price
                                        will be $         per SPARQS and the
                                        underwriting discounts and commissions
                                        will be $         per SPARQS for
                                        purchasers of 100,000 or more SPARQS in
                                        any single transaction, subject to the
                                        holding period requirements described
                                        below. The Agent may allow a concession
                                        not in excess of     % of the principal
                                        amount of the SPARQS to other dealers.
                                        We expect to deliver the SPARQS against
                                        payment therefor in New York, New York
                                        on May , 2002. After the initial
                                        offering of the SPARQS, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        Where an investor purchases 100,000 or
                                        more SPARQS in a single transaction at
                                        the reduced price, approximately     %
                                        of the SPARQS purchased by the investor
                                        (the "Delivered SPARQS") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately     % of the
                                        SPARQS (the "Escrowed SPARQS")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit
                                        of the investor and delivered to such
                                        investor if the investor and any
                                        accounts in which the investor may have
                                        deposited any of its Delivered SPARQS
                                        have held all of the Delivered SPARQS
                                        for 30 calendar days following the
                                        Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered SPARQS fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed SPARQS will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed SPARQS
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per SPARQS for such
                                        investors to 100% of the principal
                                        amount of the SPARQS. Should investors
                                        who are subject to the holding period
                                        requirement sell their SPARQS once the
                                        holding period is no longer applicable,
                                        the market price of the SPARQS may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Broadcom Stock. Specifically,
                                        the

                                        Agent may sell more SPARQS than it is
                                        obligated to purchase in connection
                                        with the offering or may sell Broadcom
                                        Stock it does not own, creating a naked
                                        short position in the SPARQS or
                                        Broadcom Stock, respectively, for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the SPARQS or Broadcom Stock in the
                                        open market. A naked short position is
                                        more likely to be created if the Agent
                                        is concerned that there may be downward
                                        pressure on the price of the SPARQS or
                                        Broadcom Stock in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, SPARQS or Broadcom Stock
                                        in the open market to stabilize the
                                        price of the SPARQS. Any of these
                                        activities may raise or maintain the
                                        market price of the SPARQS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the SPARQS. The Agent is not required
                                        to engage in these activities, and may
                                        end any of these activities at any
                                        time. See "--Use of Proceeds and
                                        Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE

                                        91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the SPARQS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning
                                        Broadcom Stock upon exchange of the
                                        SPARQS at maturity. Purchasers of the
                                        SPARQS have exclusive responsibility
                                        for ensuring that their purchase and
                                        holding of the SPARQS do not violate
                                        the prohibited transaction rules of
                                        ERISA or the Code.

United States Federal Income
 Taxation.............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial holders of
                                        the SPARQS purchasing the SPARQS at the
                                        Issue Price, who will hold the SPARQS
                                        as capital assets within the meaning of
                                        Section 1221 of the Code. This summary
                                        is based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury Regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        summary does not address all aspects of
                                        U.S. federal income taxation that may
                                        be relevant to a particular holder in
                                        light
                                        of its individual circumstances or to
                                        certain types of holders subject to
                                        special treatment under the U.S.
                                        federal income tax laws (e.g.,
                                        taxpayers who are not U.S. Holders, as
                                        defined below, certain financial
                                        institutions, tax-exempt organizations,
                                        dealers in options or securities, or
                                        persons who hold a SPARQS as a part of
                                        a hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). As the law applicable to
                                        the U.S. federal income taxation of
                                        instruments such as the SPARQS is
                                        technical and complex, the discussion
                                        below necessarily represents only a
                                        general summary. Moreover, the effect
                                        of any applicable state, local or
                                        foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every holder of a SPARQS agree (in
                                        the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (i) requires the holder
                                        of the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to
                                        $         (the "Forward Price"),
                                        Broadcom Stock at maturity and (ii)
                                        allows us, upon exercise of the Morgan
                                        Stanley Call Right, to terminate the
                                        Terminable Forward Contract by
                                        returning to the holder the Deposit (as
                                        defined below) and paying to the holder
                                        an amount of cash equal to the
                                        difference between the Deposit and the
                                        Call Price; and (B) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the holder's
                                        obligation to purchase Broadcom Stock
                                        (the "Deposit"), which Deposit bears an
                                        annual yield of     % per annum, which
                                        yield is based on our cost of
                                        borrowing. Under this characterization,
                                        less than the full quarterly payments
                                        on the SPARQS will be attributable to
                                        the yield on the Deposit. Accordingly,
                                        the excess of the quarterly payments on
                                        the SPARQS over the portion of those
                                        payments attributable to the yield on
                                        the Deposit will represent payments
                                        attributable to the holders' entry into
                                        the Terminable Forward Contract (the
                                        "Contract Fees"). Furthermore, based on
                                        our determination of the relative fair
                                        market values of the Components at the
                                        time of issuance of the SPARQS, we will
                                        allocate 100% of the Issue Price of the
                                        SPARQS to the Deposit and none to the
                                        Terminable Forward Contract. Our
                                        allocation of the Issue Price among the
                                        Components will be binding on a holder
                                        of the SPARQS, unless such holder
                                        timely and explicitly discloses to the
                                        IRS that its allocation is different
                                        from ours. The treatment of the SPARQS
                                        described above and our allocation are
                                        not, however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an
                                        investment in the SPARQS are not
                                        certain, and no assurance can be given
                                        that the IRS or the courts will agree
                                        with the characterization described
                                        herein. Accordingly, you are urged to
                                        consult your tax advisor regarding the
                                        U.S. federal income tax consequences of
                                        an investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to United
                                        States federal income taxation
                                        regardless of its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Broadcom Stock,
                                        and the U.S. Holder would not recognize
                                        any gain or loss with respect to any
                                        Broadcom Stock received. With respect
                                        to any cash received upon maturity
                                        (other than in respect of any accrued
                                        interest on the Deposit and, possibly,
                                        any accrued Contract Fees), a U.S.
                                        Holder would recognize gain or loss.
                                        The amount of such gain or loss
                                        would be the extent to which the amount
                                        of such cash received differs from the
                                        pro rata portion of the Forward Price
                                        allocable to the cash as described in
                                        the following paragraph. Any such gain
                                        or loss would generally be capital gain
                                        or loss, as the case may be.

                                        With respect to any Broadcom Stock
                                        received upon maturity, the U.S. Holder
                                        would have an adjusted tax basis in the
                                        Broadcom Stock equal to the pro rata
                                        portion of the Forward Price allocable
                                        to it. The allocation of the Forward
                                        Price between the right to receive cash
                                        and Broadcom Stock should be based on
                                        the amount of the cash received
                                        (excluding cash in respect of any
                                        accrued interest on the Deposit and,
                                        possibly, any accrued Contract Fees)
                                        and the relative fair market value of
                                        Broadcom Stock as of the Maturity Date.
                                        The holding period for any Broadcom
                                        Stock received would start on the day
                                        after the maturity of the SPARQS.

                                        U.S. Holders should note that while any
                                        accrued but unpaid interest on the
                                        Deposit and, possibly, any Contract
                                        Fees would be taxable as ordinary
                                        income, any gain or loss recognized
                                        upon the final settlement of the
                                        Terminable Forward Contract generally
                                        would be capital gain or loss. The
                                        distinction between capital gain or
                                        loss and ordinary gain or loss is
                                        potentially significant in several
                                        respects. For example, limitations
                                        apply to a U.S. Holder's ability to
                                        offset capital losses against ordinary
                                        income, and certain U.S. Holders may be
                                        subject to lower U.S. federal income
                                        tax rates with respect to long-term
                                        capital gain than with respect to
                                        ordinary gain. U.S. Holders should
                                        consult their tax advisors with respect
                                        to the treatment of capital gain or
                                        loss on a SPARQS.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Broadcom Stock and (b) cash equal to
                                        the present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS (from and including the date of
                                        acceleration) that is attributable to
                                        Contract Fees. We will also pay cash
                                        representing unpaid interest on the
                                        Deposit and unpaid Contract Fees that
                                        accrued up to but excluding the date of
                                        acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid for the
                                        Deposit, recognize capital gain or loss
                                        equal to the difference between such
                                        amount and the U.S. Holder's basis in
                                        the Deposit which, in the case of an
                                        initial holder, would be capital gain
                                        equal to the present value of the
                                        portion of remaining scheduled payments
                                        on the SPARQS attributable to the
                                        interest on the Deposit. In general,
                                        the tax treatment of the settlement of
                                        the Terminable Forward Contract upon a
                                        Price Event Acceleration would be the
                                        same as described above under
                                        "--Settlement of the

                                        Terminable Forward Contract." However,
                                        the tax treatment of cash received with
                                        respect to the present value of the
                                        portion of the remaining scheduled
                                        payments on the SPARQS that is
                                        attributable to Contract Fees is
                                        uncertain. Such amount could be treated
                                        as an adjustment to the Forward Price,
                                        which would reduce the basis a U.S.
                                        Holder would have in Broadcom Stock
                                        received, or as additional cash
                                        proceeds with respect to the Forward
                                        Contract, which would be treated as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract." U.S.
                                        Holders are urged to consult their own
                                        tax advisors regarding the U.S. federal
                                        income tax treatment of cash received
                                        with respect to the Terminable Forward
                                        Contract upon a Price Event
                                        Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of a
                                        Reorganization Event Acceleration or an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be capital gain or loss, as the case
                                        may be. Such U.S. Holder's tax basis in
                                        the SPARQS would generally equal the
                                        U.S. Holder's tax basis in the Deposit.
                                        For these purposes, the amount realized
                                        does not include any amount
                                        attributable to accrued but unpaid
                                        interest payments on the Deposit, which
                                        would be taxed as described under
                                        "--Quarterly Payments on the SPARQS"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their tax advisors regarding
                                        the treatment of accrued but unpaid
                                        Contract Fees upon the sale, exchange
                                        or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize
                                        income upon maturity of the SPARQS to
                                        the extent that the value of Broadcom
                                        Stock and cash (if any) received
                                        exceeds the adjusted issue price.
                                        Furthermore, any gain realized with
                                        respect to the SPARQS would generally
                                        be treated as ordinary income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative federal income tax
                                        characterizations or treatments of the
                                        SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting a
                                        prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        tax advisors regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Information reporting and backup
                                        withholding may apply in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A
                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of October 1, 2003, November 30, 2003 and March 30, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: September 30, 2002
     o Interest Payment Dates: December 30, 2002, March 30, 2003, June 30, 2003, September 30, 2003, December 30, 2003 and the Maturity Date
     o Yield to Call: 52.50% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $16.00 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 52.50% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of October 1, 2003 is $.9925 ($.2880 + $.2591 + $.2332 + $.2098 + $.0024).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of October 1, 2003, the present value of the Call Price is $15.0075 ($16.00 - $.9925).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of October 1, 2003, the Call Price is therefore $22.9133, which is the amount that if paid on October 1, 2003 has a present value on the Original Issue Date of $15.0075, based on the applicable Discount Factor.

                                    o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                         Call Date of October 1, 2003

                                                                                                                       Present Value
                                         Accrued                                                                        at Original
                                           but                                              Years from                 Issue Date of
                                         Unpaid                                 Days from    Original      Discount    Cash Received
                    Issue    Interest   Interest                   Total Cash    Original     Issue         Factor      on Payment
                    Price    Payments  Received on   Call Price   Received on     Issue        Date        at Yield    Date at Yield
Payment Date        Paid     Received   Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)      to Call
------------      --------   --------  -----------   -----------  ------------  ---------  -------------  ----------  --------------
September 30,     ($16.0000)  --            --          --             --            0         0.00000     100.000%         --
2002

December 30,        --        $.3200        --          --            $.3200        90          .25000      89.988%        $.2880
2002

March 30, 2003      --        $.3200        --          --            $.3200       180          .50000      80.978%        $.2591

June 30, 2003       --        $.3200        --          --            $.3200       270          .75000      72.870%        $.2332

September 30,       --        $.3200        --          --            $.3200       360         1.00000      65.574%        $.2098
2003

October 1, 2003     --        --            $.0036                    $.0036       361         1.00278      65.497%        $.0024

Call Date           --        --            --         $22.9133     $22.9133       361         1.00278      65.497%      $15.0075
(October 1, 2003)                                                                                                        --------

Total amount received on the Call Date: $22.9169                                                               Total:    $16.0000
Total amount received over the term of the SPARQS: $24.1969

---------

(1) The Call Price is the dollar amount that has a present value of $15.0075 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 52.5%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $16.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date.
                        1.525(x)

                        Call Date of November 30, 2003

                                                                                                                       Present Value
                                         Accrued                                                                        at Original
                                           but                                              Years from                 Issue Date of
                                         Unpaid                                 Days from    Original      Discount    Cash Received
                    Issue    Interest   Interest                   Total Cash    Original     Issue         Factor      on Payment
                    Price    Payments  Received on   Call Price   Received on     Issue        Date        at Yield    Date at Yield
Payment Date        Paid     Received   Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)      to Call
------------      --------   --------  -----------   -----------  ------------  ---------  -------------  ----------  --------------
September 30,     ($16.0000)  --            --          --             --            0         0.00000     100.000%         --
2002

December 30,        --        $.3200        --          --              $.3200      90          .25000      89.988%          $.2880
2002

March 30, 2003      --        $.3200        --          --              $.3200     180          .50000      80.978%          $.2591

June 30, 2003       --        $.3200        --          --              $.3200     270          .75000      72.870%          $.2332

September 30,       --        $.3200        --          --              $.3200     360         1.00000      65.574%          $.2098
2003

November 30,                  --            $.2133      --              $.2133     420         1.16667      61.120%          $.1304
2003

Call Date           --        --            --         $24.3447       $24.3447     420         1.16667      61.120%        $14.8795
(November 30,                                                                                                              --------
2003)

Total amount received on the Call Date: $24.5580                                                                  Total:   $16.0000
Total amount received over the term of the SPARQS: $25.8380

---------

(1) The Call Price is the dollar amount that has a present value of $14.8795 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 52.5%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $16.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date.
                        1.525(x)

                  Call Date of March 30, 2004 (Maturity Date)

                                                                                                                       Present Value
                                         Accrued                                                                        at Original
                                           but                                              Years from                 Issue Date of
                                         Unpaid                                 Days from    Original      Discount    Cash Received
                    Issue    Interest   Interest                   Total Cash    Original     Issue         Factor      on Payment
                    Price    Payments  Received on   Call Price   Received on     Issue        Date        at Yield    Date at Yield
Payment Date        Paid     Received   Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)      to Call
------------      --------   --------  -----------   -----------  ------------  ---------  -------------  ----------  --------------
September 30,     ($16.0000)  --            --          --             --            0         0.00000     100.000%         --
2002

December 30,        --        $.3200        --          --             $.3200       90          .25000      89.988%         $.2880
2002

March 30, 2003      --        $.3200        --          --             $.3200      180          .50000      80.978%         $.2591

June 30, 2003       --        $.3200        --          --             $.3200      270          .75000      72.870%         $.2332

September 30,       --        $.3200        --          --             $.3200      360         1.00000      65.574%         $.2098
2003

December 30,        --        $.3200        --          --             $.3200      450         1.25000      59.008%         $.1888
2003

March 30, 2004      --        --            $.3200      --             $.3200      540         1.50000      53.100%         $.1699

Call Date (March    --        --            --         $27.5917      $27.5917      540         1.50000      53.100%       $14.6512
30, 2004)                                                                                                                 --------

Total amount received on the Call Date: $27.9117                                                                  Total:  $16.0000
Total amount received over the term of the SPARQS: $29.5117

---------

(1) The Call Price is the dollar amount that has a present value of $14.6512 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 52.5%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $16.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                            1
(3)  Discount Factor =  -------- , where x is Years from Original Issue Date.
                        1.525(x)

                                 Morgan Stanley